Exhibit 2.5

BUSINESS COMBINATION AGREEMENT WAIVER AND AMENDMENT

This BUSINESS COMBINATION AGREEMENT WAIVER AND AMENDMENT is made and entered into as of October 21, 2022 (this “Waiver and Amendment Agreement”) by and among AGBA Acquisition Limited (the “Acquiror”), AGBA Merger Sub I Limited (“Merger Sub I”), AGBA Merger Sub II Limited (“Merger Sub II”), TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2BSub”), OnePlatform International Limited (“HKSub”), TAG Asia Capital Holdings Limited (“Fintech”), and TAG Holdings Limited (“TAG”) (each a “Party” and, collectively, as the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Business Combination Agreement (as defined below).

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated November 3, 2021 (as amended on November 18, 2021, January 4, 2022, and May 4, 2022, and as may be further amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”);

WHEREAS, the Parties entered into that certain Waiver Agreement dated August 29, 2022, pursuant to which the Parties waived certain conditions to Closing; and

WHEREAS, pursuant to Article IX (Conditions to Closing) and Section 13.2 (Amendments; No Waivers; Remedies) of the Business Combination Agreement, the Parties desire to waive certain further conditions to Closing and further amend the Business Combination Agreement as described below. This Waiver and Amendment Agreement is supplemental to, amends, and supersedes, to the extent of any conflict, the Business Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows, effective as of the date hereof:

1.	WAIVER BY THE GROUP PARTIES

The Group Parties hereby mutually and irrevocably waive the condition to Closing set forth in Section 9.3(k) (Minimum Cash Condition).

2.	AMENDMENTS TO THE BUSINESS COMBINATION AGREEMENT

The Business Combination Agreement, effective as of the date of this Waiver and Amendment Agreement, shall be amended as set forth below:

a)	Recital “I” shall be deleted in its entirety and replaced with the following:

“I. On the terms and subject to the conditions set forth herein, and in consideration of the Acquisition Merger, Acquiror shall issue the Aggregate Stock Consideration to TAG, subject to the TAG Undertaking and compliance with applicable Law;”

b)	The definition of “Additional Agreements” at Section 1.13 shall be deleted in its entirety and replaced with the following:

“1.13 ”Additional Agreements’” means the Plans of Merger and the Articles of Merger required pursuant to Section 1.85, and such other agreements as the parties hereto may agree, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto. The agreed forms of the Plans of Merger and the Articles of Merger shall be attached to this Agreement as Exhibits.

c)	The definition of “Aggregate Stock Consideration” at Section 1.15 shall be deleted in its entirety and replaced with the following:

“1.15 “Aggregate Stock Consideration” means, in the aggregate, 55,500,000 Acquiror Ordinary Shares (or such higher number of Acquiror Ordinary Shares as the parties hereto may agree in writing) to be issued to TAG, subject to the TAG Undertaking and compliance with applicable Law, with a deemed price per share of US$10.00.”

d)	The following definition of “TAG Undertaking” shall be added at new Section 1.86, and the clause numbering of the remaining subsections of Article I adjusted upwards accordingly:

“1.86 “TAG Undertaking” means the irrevocable undertaking given by TAG with respect to the Aggregate Stock Consideration pursuant to Section 8.6.”

e)	Section 3.1 shall be deleted in its entirety and replaced with the following:

“3.1 Aggregate Stock Consideration. Subject to the TAG Undertaking, upon and subject to the terms and conditions of this Agreement, on the Closing Date, the Acquiror shall issue the full amount of the Aggregate Stock Consideration, less the Holdback Shares, to TAG, subject to compliance with applicable Law. Upon the expiry of the Survival Period, as defined in Section 10.4(a), the Acquiror shall issue the Holdback Shares to TAG, and deliver such Holdback Shares pursuant to the terms of Section 10.4. Upon the written agreement of the parties hereto, the Acquiror may deliver all or a portion of the Aggregate Stock Consideration in the form of cash, pursuant to payment mechanisms to be mutually agreed.”

f)	Section 3.2(a) shall be deleted in its entirety and replaced with the following:

“(a) Conversion of Equity Securities.

At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of any party, all equity securities of B2B and of Fintech issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into TAG’s right to receipt of, without interest, the Aggregate Stock Consideration.”

g)	Section 6.8 shall be deleted in its entirety and replaced with the following:

“6.8 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to finalize the Additional Agreements contemplated in this Agreement no later than the date hereof, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and to cooperate as reasonably requested by the other party, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements, and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.”

h)	Section 6.13 (Private Financing) shall be deleted in its entirety.

i)	The following Section 8.6 shall be added to Section VIII (Covenants of the Group Parties)

“8.6 TAG Undertaking. TAG irrevocably and unconditionally undertakes not to distribute the Aggregate Stock Consideration (including, for the avoidance of doubt, the Holdback Shares when released pursuant to this Agreement) to its direct or indirect ultimate beneficial shareholders (the “Ultimate Beneficial Shareholders”), provided that nothing in this Section 8.6 shall prevent TAG, subject to compliance with applicable Law, from offering, selling, contracting to sell, pledging, encumbering or otherwise disposing of, directly or indirectly, the Aggregate Stock Consideration (including, for the avoidance of doubt, the Holdback Shares when released pursuant to this Agreement) to any person or persons for value consideration, including, but not limited to, by registering the resale of all or part of the Aggregate Stock Consideration (including, for the avoidance of doubt, the Holdback Shares when released pursuant to this Agreement) on a Form S-1 for the purpose of distributing the cash proceeds from such resale to the Ultimate Beneficial Shareholders or in such other manner and by such other procedures as TAG may deem appropriate at its sole and exclusive discretion to achieve such purpose, in compliance with applicable Law.”

j)	Section 10.2(b) shall be deleted in its entirety and replaced with the following:

“(b) Within 15 Business Days of the Shareholder Representative’s receipt of the Indemnification Notice, the Shareholder Representative may accept or object to the Claim by sending written notice of such acceptance or objection to the Indemnified Party. A notice of objection shall set forth, in reasonable detail, the basis for such objection and the portion of the Claimed Amount which the Shareholder Representative objects to being retained through the Holdback Shares. Subject to Section 10.4(a), the respective rights of the Indemnifying Party and the Acquiror regarding the Holdback Shares in dispute shall be determined by a final order of the authority duly adjudicating the Claim. Unless an earlier release of the Holdback Shares is required pursuant to Section 10.4(a), after a final order, establishing the indemnification liability of the Indemnifying Party and the amount thereof, no later than ten (10) calendar days thereafter, the Acquiror shall release the pending amount of Holdback Shares to TAG subject to the TAG Undertaking and compliance with applicable Law.”

k)	The first sentence of Section 10.4(a) shall be deleted in its entirety and replaced with the following:

“(a) On the day following the last day of the Survival Period (the “Release Date”), the Acquiror shall issue the Holdback Shares to TAG, subject to the TAG Undertaking and compliance with applicable Law, pursuant to the terms of this Section 10.4.”

l)	Section 10.4(b) shall be deleted in its entirety and replaced with the following:

“(b) Distribution of Holdback Shares. Other than as contemplated under Section 10.4(a), on the Release Date, the Acquiror shall deliver to TAG, subject to the TAG Undertaking and compliance with applicable Law, (i) stock certificates evidencing the Holdback Shares, free and clear of all Liens, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto; and (ii) all other agreements, documents, instruments, or certificates required to be delivered by the Acquiror to effectuate the transfer of the Holdback Shares.”

m)	Section 12.1(b) shall be deleted in its entirety and replaced with the following:

“(b) In the event that the Closing has not occurred by December 31, 2022 or such other date as the parties hereto may agree in writing (the “Outside Closing Date”), any party hereto shall have the right, at its sole option, to terminate this Agreement without liability to the other party; provided, however, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to any party who is in a material breach of this Agreement and such breach shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Closing Date. Such right may be exercised by any party hereto with a written notice to the other party at any time after the Outside Closing Date.”

3.	PIPE INVESTMENT REGISTRATION STATEMENT

For the avoidance of doubt, and notwithstanding the general waiver of Section 9.3(k) above, the Parties agree that filing with the SEC of a registration statement with respect to the Acquiror Ordinary Shares which were to be subscribed for pursuant to the PIPE Investment shall not be required prior to Closing.

4.	EXHIBITS TO THE BUSINESS COMBINATION AGREEMENT

Exhibit C (Form of Employment Agreement) and Exhibit D (Form of Lock-up Agreement) shall be deleted in their entirety.

5.	LIMITED EFFECT

The Business Combination Agreement shall continue in full force and effect in accordance with its terms. By executing this Waiver and Amendment Agreement, each of the Parties acknowledges that this Waiver and Amendment Agreement has been executed and delivered in compliance with Section 13.2 (Amendments; No Waivers; Remedies) of the Business Combination Agreement.

6.	EFFECT OF AMENDMENT

6.1	This Waiver and Amendment Agreement is supplemental to, should be read in conjunction with, and should be construed as one document with the Business Combination Agreement. Each Party acknowledges that, save as expressly amended by this Waiver and Amendment Agreement, the Business Combination Agreement remains and shall continue in full force and effect.

6.2	Upon the execution of this Waiver and Amendment Agreement, each reference in the Business Combination Agreement to “this Agreement” or words of similar effect referring to the Business Combination Agreement shall refer to the Business Combination Agreement as amended by this Waiver and Amendment Agreement. References to the Business Combination Agreement in any other instrument or document shall be deemed a reference to the Business Combination Agreement as amended by this Waiver and Amendment Agreement.

7.	INCORPORATION BY REFERENCE

The provisions of Article XIII (Miscellaneous) of the Business Combination Agreement are incorporated herein by reference and shall apply to the terms and provisions of this Waiver and Amendment Agreement and the Parties hereto mutatis mutandis.

[The remainder of this page intentionally left blank; signature pages to follow]

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the Parties have caused this Waiver and Amendment Agreement to be duly executed as of the day and year first above written.

AGBA Acquisition Limited

/s/ Gordon Lee
Name: Gordon Lee
Title: Chief Executive Officer

AGBA Merger Sub I Limited

/s/ Zi Lin Tan Vera
Name: Zi Lin Tan Vera
Title: Director

AGBA Merger Sub II Limited

/s/ Zi Lin Tan Vera
Name: Zi Lin Tan Vera
Title: Director

[Signature Page to Waiver and Amendment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Waiver and Amendment Agreement to be duly executed as of the day and year first above written.

TAG International Limited

/s/ Shu Pei Huang, Desmond
Name: Shu Pei Huang, Desmond

TAG Asset Partners Limited

/s/ Shu Pei Huang, Desmond
Name: Shu Pei Huang, Desmond

OnePlatform International Limited

/s/ Shu Pei Huang, Desmond
Name: Shu Pei Huang, Desmond

TAG Asia Capital Holdings Limited

/s/ Ng Wing Fai
Name: Ng Wing Fai

TAG Holdings Limited

/s/ Ng Wing Fai
Name: Ng Wing Fai

[Signature Page to Waiver and Amendment Agreement]

EXHIBIT B

Form of Plans and Articles of Merger

[To be attached]

ARTICLES OF MERGER

IN ACCORDANCE WITH PART IX OF THE

BVI BUSINESS COMPANIES ACT, 2004 (AS AMENDED) (THE “ACT”)

These Articles of Merger are entered into this ________ day of ______________ by AGBA Merger Sub I Limited, a British Virgin Islands business company with company number 2083817 and having its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Merging Company) and TAG International Limited, a British Virgin Islands business company with company number 2079630 and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the Surviving Company), (the Merging Company and the Surviving Company, together the Constituent Companies) pursuant to the provisions of Part IX of the Act.

The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company that pursuant to the provisions of section 170 of the Act, the Surviving Company be merged with the Merging Company (the “Merger”).

It is agreed as follows:

Plan of Merger

1.	The Constituent Companies hereby adopt a plan of merger, a copy of which is annexed hereto (the Plan of Merger), with the intent that the Merging Company shall merge with and into the Surviving Company, and that the merger shall be effective on the Effective Date (as later defined).

Date of Incorporation

2.	The Merging Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 26th day of November 2021 with company number 2083817.

3.	The Surviving Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 25th day of October 2021 with company number 2079630.

Registration of Memorandum and Articles

4.	The memorandum of association and articles of association of the Merging Company were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on the 26th day of November 2021.

5.	The memorandum of association and articles of association of the Surviving Company were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on the 25th day of October 2021.

6.	The memorandum of association and articles of association of the Surviving Company, without amendment, shall become the memorandum of association and articles of association of the Surviving Company.

Manner of Authorisation

7.	The Merger and Plan of Merger was approved by the directors of the Merging Company on the ________ day of ______________ and was authorised and approved by the sole member of the Merging Company on the ________ day of ______________.

8.	The Merger and Plan of Merger was approved by the directors of the Surviving Company on the ________ day of ______________ and was authorised and approved by the sole member of the Surviving Company on the ________ day of ______________.

9.	This Merger is intended to be effective on the date on which these Articles of Merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands and the certificate of merger is issued (the Effective Date).

10.	These Articles of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

11.	These Articles of Merger may be executed in one or more counterparts which, when taken together, shall constitute one instrument.

The Surviving Company and the Merging Company have executed these Articles of Merger on the ________ day of ______________.

[Signature page to follow]

Signed for and on behalf of	Signed for and on behalf of
AGBA Merger Sub I Limited	TAG International Limited
By: Zi Lin Vera Tan	By: Shu Pei Huang, Desmond
Director	Director

ANNEX

Plan of Merger

PLAN OF MERGER

For the Merger of

AGBA Merger Sub I Limited

(the “Merging Company”)

and

TAG International Limited

(the “Surviving Company”)

(the “Merger”)

in accordance with Part IX of the BVI Business Companies Act, 2004 (as amended) (the Act)

This Plan of Merger dated as of ______________ is made between AGBA Merger Sub I Limited, a British Virgin Islands business company with company number 2083817 (the Merging Company), and TAG International Limited, a British Virgin Islands business company with company number 2079630 (the Surviving Company), (the Merging Company and the Surviving Company, together the Constituent Companies).

The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company that pursuant to Section 170 of the Act, the Constituent Companies merge (the Merger) on the terms and conditions contained in a business combination agreement (the Agreement) dated 3 November 2021. This Plan of Merger is made in accordance with section 170 of the Act.

1.	Constituent Companies

The names of the Constituent Companies to this Plan of Merger are AGBA Merger Sub I Limited whose registered office is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, and TAG International Limited whose registered office is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

2.	Surviving Company

The name of the Surviving Company is TAG International Limited whose registered office is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

3.	Designation and number of shares in respect of each Constituent Company

Immediately prior to the Effective Date (as defined below), AGBA Merger Sub I Limited had authorized 50,000 shares of par value US$1.00 each of a single class of which 100 shares were issued and outstanding and all of which are entitled to vote on the Merger.

Immediately prior to the Effective Date, TAG International Limited had authorized 50,000 shares of par value US$1.00 each of a single class of which 1 share was issued and outstanding and which was entitled to vote on the Merger.

The Surviving Company, TAG International Limited, shall be authorized to issue 50,000 shares of par value US$1.00 each of a single class.

4.	Terms and conditions of merger

Pursuant to the Merger, issued and outstanding shares held by the current holders of shares in the Merging Company, will be converted as follows:

(a)	Each share of US$1.00 par value issued and outstanding immediately prior to the Effective Date shall be automatically cancelled, extinguished and converted into 500 (five hundred) shares of US$1.00 par value in the Surviving Company.

(b)	Any shares that are owned by the Merging Company as treasury shares or any shares owned by any direct or indirect wholly owned subsidiary of the Merging Company immediately prior to the Effective Date shall be automatically cancelled and extinguished without any consideration, conversion or payment therefor.

(c)	Any dissenting shares being shares held by shareholders who have validly exercised such holder’s right to dissent from the Merger in accordance with Section 179 of the Act, shall be automatically cancelled in accordance with Section 179 of the Act upon payment of fair value for the dissenting shares unless any holders of dissenting shares fail to validly exercise or shall withdraw their dissenters’ rights in which event they shall receive the consideration described in paragraph (a) in this section above.

Pursuant to the Merger, issued and outstanding shares held by the current holders of shares in Surviving Company, will be converted as follows:

(a)	Each share of US$1.00 par value issued and outstanding immediately prior to the Effective Date shall be automatically canceled, extinguished and converted into shares of AGBA Acquisition Limited, the parent company of AGBA Merger Sub I Limited, on the basis of 53,055,071 shares of AGBA Acquisition Limited for each share of TAG International Limited.

(b)	Any shares that are owned by the Surviving Company as treasury shares or any shares owned by any direct or indirect wholly owned subsidiary of the Surviving Company immediately prior to the Effective Date shall be automatically canceled and extinguished without any consideration, conversion or payment therefor.

(c)	Any dissenting shares being shares held by shareholders who have validly exercised such holder’s right to dissent from the Merger in accordance with Section 179 of the Act, shall be automatically cancelled in accordance with Section 179 of the Act upon payment of fair value for the dissenting shares unless any holders of dissenting shares fail to validly exercise or shall withdraw their dissenters’ rights in which event they shall receive the consideration described in paragraph (a) in this section above.

The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

5.	Amendments to Memorandum and Articles of Association

Pursuant to the Merger, the separate corporate existence of the Merging Company shall cease and the memorandum and articles of association of Surviving Company immediately prior to the Effective Date shall become the memorandum and articles of association of the Surviving Company on the Effective Date.

6.	Property

Immediately on the Merger becoming effective, the Surviving Company shall have all rights, privileges, immunities, powers, objects and purposes of each of the Constituent Companies, and assets of every description, including choses in action and the business of each of the Constituent Companies, shall immediately vest in the Surviving Company and the Surviving Company shall be liable for all claims, debts, liabilities and obligations of each of the Constituent Companies..

7.	Submission to Members of the Constituent Companies

This Plan of Merger shall be submitted to the members of both the Constituent Companies for their approval by a resolution of members.

8.	Governing Law

This Plan of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

9.	Effective Date

The date on which it is intended that the Merger is to take effect is the date on which the Articles of Merger for the Surviving Company are registered by the Registrar of Corporate Affairs of the British Virgin Islands and the certificate of merger is issued (the Effective Date).

The Surviving Company and the Merging Company have executed this Plan of Merger on the _________________.

[signature page to follow]

Name: Zi Lin Vera Tan
Director
FOR AND ON BEHALF OF
AGBA Merger Sub I LIMITED

Name: Shu Pei Huang, Desmond
Director
FOR AND ON BEHALF OF
TAG International Limited

ARTICLES OF MERGER

IN ACCORDANCE WITH PART IX OF THE

BVI BUSINESS COMPANIES ACT, 2004 (AS AMENDED) (THE “ACT”)

These Articles of Merger are entered into this ________ day of ______________ by AGBA Merger Sub II Limited, a British Virgin Islands business company with company number 2083813 and having its registered office at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Merging Company) and TAG Asia Capital Holdings Limited, a British Virgin Islands business company with company number 1894003 and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the Surviving Company), (the Merging Company and the Surviving Company, together the Constituent Companies) pursuant to the provisions of Part IX of the Act.

The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company that pursuant to the provisions of section 170 of the Act, the Surviving Company be merged with the Merging Company (the “Merger”).

It is agreed as follows:

Plan of Merger

12.	The Constituent Companies hereby adopt a plan of merger, a copy of which is annexed hereto (the Plan of Merger), with the intent that the Merging Company shall merge with and into the Surviving Company, and that the merger shall be effective on the Effective Date (as later defined).

Date of Incorporation

13.	The Merging Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 26th day of November 2021 with company number 2083813.

14.	The Surviving Company was incorporated under the laws of the British Virgin Islands as a BVI business company incorporated under the Act on the 26th day of October 2015 with company number 1894003.

Registration of Memorandum and Articles

15.	The memorandum of association and articles of association of the Merging Company were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on the 26th day of November 2021.

16.	The memorandum of association and articles of association of the Surviving Company were first registered by the Registrar of Corporate Affairs in the British Virgin Islands on the 26th day of October 2015 with a name change having been registered on 24 November 2020.

17.	The memorandum of association and articles of association of the Surviving Company, without amendment, shall become the memorandum of association and articles of association of the Surviving Company.

Manner of Authorisation

18.	The Merger and Plan of Merger was approved by the directors of the Merging Company on the ________ day of ______________ and was authorised and approved by the sole member of the Merging Company on the ________ day of ______________.

19.	The Merger and Plan of Merger was approved by the directors of the Surviving Company on the ________ day of ______________ and was authorised and approved by the sole member of the Surviving Company on the ________ day of ______________.

20.	This Merger is intended to be effective on the date on which these Articles of Merger are registered by the Registrar of Corporate Affairs of the British Virgin Islands and the certificate of merger is issued (the Effective Date).

21.	These Articles of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

22.	These Articles of Merger may be executed in one or more counterparts which, when taken together, shall constitute one instrument.

The Surviving Company and the Merging Company have executed these Articles of Merger on the ________ day of ______________.

[Signature page to follow]

Signed for and on behalf of	Signed for and on behalf of
AGBA Merger Sub II Limited	TAG Asia Capital Holdings Limited
By: Zi Lin Vera Tan	By: Ng Wing Fai
Director	Director

ANNEX

Plan of Merger

PLAN OF MERGER

For the Merger of

AGBA Merger Sub II Limited

(the “Merging Company”)

and

TAG Asia Capital Holdings Limited

(the “Surviving Company”)

(the “Merger”)

in accordance with Part IX of the BVI Business Companies Act, 2004 (as amended) (the Act)

This Plan of Merger dated as of _________________ is made between AGBA Merger Sub II Limited, a British Virgin Islands business company with company number 2083813 (the Merging Company), and TAG Asia Capital Holdings Limited, a British Virgin Islands business company with company number 1894003 (the Surviving Company), (the Merging Company and the Surviving Company, together the Constituent Companies).

The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of the relevant Constituent Company that pursuant to Section 170 of the Act, the Constituent Companies merge (the Merger) on the terms and conditions contained in a business combination agreement (the Agreement) dated 3 November 2021. This Plan of Merger is made in accordance with section 170 of the Act.

10.	Constituent Companies

The names of the Constituent Companies to this Plan of Merger are AGBA Merger Sub II Limited whose registered office is located at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands, and TAG Asia Capital Holdings Limited whose registered office is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

11.	Surviving Company

The name of the Surviving Company is TAG Asia Capital Holdings Limited whose registered office is located at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

12.	Designation and number of shares in respect of each Constituent Company

Immediately prior to the Effective Date (as defined below), AGBA Merger Sub II Limited had authorized 50,000 shares of par value US$1.00 each of a single class of which 100 shares were issued and outstanding and all of which are entitled to vote on the Merger.

Immediately prior to the Effective Date, TAG Asia Capital Holdings Limited had authorized 50,000 shares of par value US$1.00 each of a single class of which 1 share was issued and outstanding and all of which are entitled to vote on the Merger.

The Surviving Company, TAG Asia Capital Holdings Limited, shall be authorized to issue 50,000 shares of par value US$1.00 each of a single class.

13.	Terms and conditions of merger

Pursuant to the Merger, issued and outstanding shares held by the current holders of shares in the Merging Company, will be converted as follows:

(d)	Each share of US$1.00 par value issued and outstanding immediately prior to the Effective Date shall be automatically cancelled, extinguished and converted into 500 (five hundred) shares of US$1.00 par value in the Surviving Company.

(e)	Any shares that are owned by the Merging Company as treasury shares or any shares owned by any direct or indirect wholly owned subsidiary of the Merging Company immediately prior to the Effective Date shall be automatically cancelled and extinguished without any consideration, conversion or payment therefor.

(f)	Any dissenting shares being shares held by shareholders who have validly exercised such holder’s right to dissent from the Merger in accordance with Section 179 of the Act, shall be automatically cancelled in accordance with Section 179 of the Act upon payment of fair value for the dissenting shares unless any holders of dissenting shares fail to validly exercise or shall withdraw their dissenters’ rights in which event they shall receive the consideration described in paragraph (a) in this section above.

Pursuant to the Merger, issued and outstanding shares held by the current holders of shares in Surviving Company, will be converted as follows:

(a)	Each share of US$1.00 par value issued and outstanding immediately prior to the Effective Date shall be automatically canceled, extinguished and converted into shares of AGBA Acquisition Limited, the parent company of AGBA Merger Sub II Limited, on the basis of 2,444,929 shares of AGBA Acquisition Limited for each share of TAG Asia Capital Holdings Limited.

(b)	Any shares that are owned by the Surviving Company as treasury shares or any shares owned by any direct or indirect wholly owned subsidiary of the Surviving Company immediately prior to the Effective Date shall be automatically canceled and extinguished without any consideration, conversion or payment therefor.

(c)	Any dissenting shares being shares held by shareholders who have validly exercised such holder’s right to dissent from the Merger in accordance with Section 179 of the Act, shall be automatically cancelled in accordance with Section 179 of the Act upon payment of fair value for the dissenting shares unless any holders of dissenting shares fail to validly exercise or shall withdraw their dissenters’ rights in which event they shall receive the consideration described in paragraph (a) in this section above.

The rights and restrictions attaching to the shares in the Surviving Company are set out in the memorandum and articles of association of the Surviving Company.

14.	Amendments to Memorandum and Articles of Association

Pursuant to the Merger, the separate corporate existence of the Merging Company shall cease and the memorandum and articles of association of Surviving Company immediately prior to the Effective Date shall become the memorandum and articles of association of the Surviving Company on the Effective Date.

15.	Property

Immediately on the Merger becoming effective, the Surviving Company shall have all rights, privileges, immunities, powers, objects and purposes of each of the Constituent Companies, and assets of every description, including choses in action and the business of each of the Constituent Companies, shall immediately vest in the Surviving Company and the Surviving Company shall be liable for all claims, debts, liabilities and obligations of each of the Constituent Companies.

16.	Submission to Members of the Constituent Companies

This Plan of Merger shall be submitted to the members of both the Constituent Companies for their approval by a resolution of members.

17.	Governing Law

This Plan of Merger shall be governed by and construed in accordance with the laws of the British Virgin Islands.

18.	Effective Date

The date on which it is intended that the Merger is to take effect is the date on which the Articles of Merger for the Surviving Company are registered by the Registrar of Corporate Affairs of the British Virgin Islands and the certificate of merger is issued (the Effective Date).

The Surviving Company and the Merging Company have executed this Plan of Merger on the _________________.

[signature page to follow]

Name: Zi Lin Vera Tan
Director
FOR AND ON BEHALF OF
AGBA Merger Sub II LIMITED

Name: Ng Wing Fai
Director
FOR AND ON BEHALF OF
TAG ASIA CAPITAL HOLDINGS Limited